Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated February 22, 2018 with respect to the consolidated financial statements, and the related notes and the supplementary information and financial statement schedule of Time Warner Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2017, included in this Current Report on Form 8-K and in the following Registration Statements of AT&T Inc. (“AT&T”):

(1)	Registration Statement (Form S-8 No. 333-34062) pertaining to the Stock Savings Plan,

(2)	Registration Statement (Form S-3 No. 333-209718) of AT&T and the related Prospectuses,

(3)	Registration Statement (Form S-8 No. 333-135517) pertaining to the 2006 Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-139749) pertaining to the BellSouth Retirement Savings Plan and certain other BellSouth plans,

(5)	Registration Statement (Form S-8 No. 333-141864) pertaining to the AT&T Savings Plan and certain other plans,

(6)	Registration Statement (Form S-8 No. 333-152822) pertaining to the AT&T Non-Employee Director Stock Purchase Plan,

(7)	Registration Statement (Form S-8 No. 333-173079) pertaining to the 2011 Incentive Plan,

(8)	Registration Statement (Form S-8 No. 333-188384) pertaining to the AT&T Stock Purchase and Deferral Plan and Cash Deferral Plan,

(9)	Registration Statement (Form S-8 No. 333-189789) pertaining to the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, the AT&T Retirement Savings Plan, and the BellSouth Savings and Security Plan,

(10)	Registration Statement (Form S-8 No. 333-205868) pertaining to the DIRECTV 2010 Stock Plan, the DIRECTV 401(k) Savings Plan, and the Liberty Entertainment, Inc. Transitional Stock Adjustment Plan,

(11)	Registration Statement (Form S-8 No. 333-211303) pertaining to the 2016 Incentive Plan, and

(12)	Registration Statement (Form S-8 No. 333-224980) pertaining to the 2018 Incentive Plan.

/s/ Ernst & Young LLP
New York, New York
June 15, 2018